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                                                                   Exhibit 99.2

                   IRREVOCABLE PROXY COUPLED WITH AN INTEREST

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, each a stockholder of NATIONAL AUTO CREDIT, INC., a Delaware corporation (the "Company"), does hereby make, constitute and appoint Henry Toh, the true and lawful attorney-in-fact and proxy (the "Attorney in Fact") of the undersigned for and in its name, place and stead to attend all meetings of the stockholders of the Company, to receive notices thereof and to vote all 2,849,630 shares of the Company's Common Stock, par value $0.05 per share, that the undersigned beneficially own, as well as any other shares of capital stock of the Company that the undersigned may acquire beneficial ownership of after the date hereof (collectively, the "Subject Shares"), at all meetings of the stockholders or any adjournment or adjournments thereof, and to exercise all consensual or other voting rights with respect to the Subject Shares on any matter, subject to the limitations set forth below.

     This proxy is coupled with an interest and is irrevocable for the period from the date hereof through the Term (as defined in the Letter Agreement among Ernest C. Garcia II, Steven Johnson and the Company of even date herewith). This proxy shall terminate immediately upon any breach by the Company of such agreement or the escrow agreement referred to therein. The undersigned hereby ratifies and confirms all that the said Attorney in Fact may lawfully do or cause to be done by virtue hereof. In the event that this proxy purports to grant an interest in the Subject Shares that is greater than the interest of the undersigned therein, this proxy shall be deemed replaced by a grant of an interest that is valid and enforceable and that comes closest to expressing the interest of the undersigned in the Subject Shares. The rights and obligations of the Attorney in Fact hereunder may be delegated and assigned to any other individual or entity, and the Attorney in Fact shall be entitled to exercise all rights hereunder with full rights of substitution.

     This proxy may not be amended or terminated (except as provided above) unless such amendment or termination shall have been approved by the Board of Directors of the Company.

     GIVEN at Phoenix, AZ this 10th day of May, 1999.

VERDE INVESTMENTS, INC.

                                       /s/ ERNEST C. GARCIA II
                                       -------------------------
                                       ERNEST C. GARCIA II
/s/ ERNEST C. GARCIA II
------------------------------
ERNEST C. GARCIA II, PRESIDENT

STATE OF ARIZONA             )
                             )   ss:
COUNTY OF MARICOPA           )

BE IT REMEMBERED, that on May 10, 1999, before me, the subscriber, a Notary Public in the State of Arizona, personally appeared ERNEST C. GARCIA II, to me known, who being by me duly sworn did depose and say that he resides at Phoenix, Arizona, that he is the person described in and who executed the above instrument on his own behalf, and in the case of Verde Investments, Inc., as a duly authorized officer of said corporation, and he acknowledged that he signed and delivered the same as his voluntary act and deed.

/s/ KATHLEEN CHACON
-------------------   (Seal of the           "OFFICIAL SEAL"
Notary Public          state of Arizona)     KATHLEEN CHACON
                                          Notary Public-Arizona
                                             Maricopa County
                                      My Commission Expires 9/15/01